UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2009

MXENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

595 Summer Street, Suite 300, Stamford, Connecticut  06901

(Address and zip code of principal executive offices)

203-356-1318

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy  the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

MXenergy Inc. (“MXenergy”) and MXenergy Electric Inc., subsidiaries of MXenergy Holdings Inc. (the “Company”), entered into an amendment and waiver dated and effective as of May 29, 2009 (the “Credit Agreement Amendment”) to the Third Amended and Restated Credit Agreement dated as of November 17, 2008 (as amended to date, the “Credit Agreement”) with the Company and certain of its subsidiaries, as guarantors, the lenders party thereto and Société Générale, as administrative agent (the “Administrative Agent”).

Pursuant to the Credit Agreement Amendment, the borrowers under the Credit Agreement are required to post $65,000,000 in cash, to be held on deposit with the Administrative Agent as collateral until the earlier to occur of: (1) June 29, 2009, so long as no default thereunder shall have occurred and be continuing; and (2) termination of the Credit Agreement, repayment in full of all the obligations thereunder, termination of all outstanding letters of credit thereunder, and termination of all revolving commitments thereunder.  Prior to the Credit Agreement Amendment, the Company was required to post $60,000,000 in cash as collateral, which was held on deposit with the Administrative Agent.

Pursuant to the terms of the Credit Agreement, the Company was required to achieve specified milestones related to the consummation of a Liquidity Event (as defined in the Credit Agreement).  Pursuant to the Credit Agreement Amendment, the date by which the Company is required to deliver an executed agreement for a Liquidity Event was extended to June 8, 2009 from May 29, 2009.  Additionally, the date by which the Company is required to consummate the Liquidity Event was also extended to June 8, 2009 from May 31, 2009.

MXenergy also entered into the Eleventh Amendment to Master Transaction Agreement dated and effective as of May 29, 2009 (the “Hedge Agreement Amendment”), with the Company and certain of its subsidiaries, as guarantors, and Société Générale, as hedge provider (the “Hedge Provider”), amending certain provisions of that certain Master Transaction Agreement dated as of August 1, 2006 (as amended to date, the “Hedge Agreement”).  The Hedge Agreement Amendment amends or waives certain provisions of the Hedge Agreement to: (1) extend the date for delivery of an executed agreement for a Liquidity Event to June 8, 2009; (2) extend the date for consummation of a Liquidity Event to June 8, 2009; (3) reduce the limitation on maximum total outstanding hedging positions to 12 Bcf from a limitation of 25 Bcf previously; and (4) extend the date by which new natural gas hedging transactions may be entered into, only if the Counterparty or any successor to an existing Counterparty, at such date, is acceptable to the Hedge Provider in its sole discretion, from May 29, 2009 to June 8, 2009.

These descriptions of the Credit Agreement Amendment and Hedge Agreement Amendment are qualified in their entirety by reference to the complete terms of such amendments which are attached to this Current Report as Exhibits 10.1 and 10.2, respectively.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1

Third Amendment and Waiver to Third Amended and Restated Credit Agreement, dated as of May 29, 2009, by and among MXenergy Inc. and MXenergy Electric Inc., as borrowers, MXenergy Holdings Inc. and certain of its subsidiaries, as guarantors, the lenders party thereto and Société Générale, as administrative agent.

10.2

Eleventh Amendment to Master Transaction Agreement, dated as of May 29, 2009, by and among MXenergy Inc., the Company and certain of its subsidiaries, as guarantors, and Société Générale, as hedge provider.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.
(Registrant)

Date: June 3, 2009	/s/ Carole R. Artman-Hodge
	Name:	Carole R. Artman-Hodge
	Title:	Executive Vice President and Secretary